                                                                    EXHIBIT 4.06


ESCROW AGREEMENT

ESCROW ACCOUNT #'S 470 000 1852 & 470 000 1860


     This Escrow Agreement ("Agreement"), dated as of September 26, 2000, is entered into by and among Demarco Energy Systems of America, Inc., a Utah corporation (the "Company"), AJW Partners, LLC, and New Millennium Capital Partners II, LLC, (collectively, the "Purchasers" and each a "Purchaser") and Owen J.

Naccarato, Esq. (the "Escrow Agent").

     WHEREAS, pursuant to that certain Secured Convertible Debenture Purchase Agreement ("Purchase Agreement"), dated as of the date hereof, between the Company and the Purchasers, the Company proposes to sell an aggregate principal amount of $1,500,000 of the Company's 10% Secured Convertible Debentures, due September 26, 2001 (the "Debentures") to the Purchasers on the terms and conditions set forth in the Purchase Agreement;

     WHEREAS, the Debentures are being sold to the Purchasers by the Company in a private placement transaction ("Transaction") pursuant to Section 4(2) of the Securities Act of 1933, as amended;

     WHEREAS, the Company and the Purchasers have agreed that the Purchasers will deposit certain funds in the Escrow Accounts reflected on Attachment C and Attachment D hereto to facilitate the closing of the sale of the Debentures and for reservation of certain funds on behalf of the Company for use by the Company in the event of certain contingencies;


     WHEREAS, the Company and the Purchasers have agreed that the Transaction will close on two separate dates, the first closing (the "First Closing"), which is expected to be for $500,000 of aggregate gross proceeds (the "First Closing Proceeds") to occur on September 26, 2000 or on such other date as may be mutually agreed to by the parties (the "First Closing Date") and the second closing (the "Second Closing"), which is expected to be for an additional $1,000,000 of aggregate gross proceeds (the "Second Closing Proceeds"), to occur within thirty days after the date on which a registration statement to be filed by the Company in connection with the resale by the Purchasers of shares of common stock underlying the Debentures is declared effective by the Securities and Exchange Commission (the "Second Closing Period"); and

     WHEREAS, Attachment A hereto ("Attachment A") identifies those documents which the Escrow Agent must receive in order to effect the First Closing (collectively, the "Closing Documents");

     NOW, THEREFORE, it is hereby agreed as follows:

     1. DEPOSIT OF FUNDS IN ESCROW ACCOUNT. Simultaneously with the execution of this Agreement, the Purchasers shall deposit the First Closing Proceeds in the Escrow Account. Such First Closing Proceeds and any Second Closing Proceeds received during the Second Closing Period, may be commingled with monies previously and subsequently deposited in the Escrow Account in connection with the purchase of the Debentures and other transactions entered into, from time to time, by the Purchasers. The Escrow Agent agrees to leave open the Escrow Account until such time as the Second Closing has occurred, up to a maximum of one year after the First Closing Date.

     2. THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     3. RESPONSIBILITIES OF THE COMPANY. On or prior to the First Closing Date, the Company shall deliver to the Escrow Agent, via facsimile, copies of the signature pages of the Closing Documents identified on Attachment A as Items "A" through "E" duly executed by the Company.


     4. RESPONSIBILITIES OF THE ESCROW AGENT. The Escrow Agent's responsibilities shall include the following:

        (a) On or prior to the First Closing Date, receive copies of all duly executed signature pages of the Closing Documents from the Company and the Purchasers;

        (b) Receive funds from the Purchasers in a total amount equal to the gross proceeds, as follows: the First Closing Proceeds on or prior to the First Closing Date and the Second Closing Proceeds at any time during the Second Closing Period.

     5.   DISBURSEMENT OF FUNDS.

         For each closing, the Escrow Agent shall release the relevant portion of the gross proceeds from the sale of the Debentures in such closing pursuant to this Section only at such time as it has received an instruction letter, substantially in the form attached hereto as Attachment B, executed by a representative of the Purchasers and upon receipt of such letter, the Escrow Agent shall:

         (a) For the First Closing, release funds via wire transfer to the Company (pursuant to wire instructions provided to the Escrow Agent by the Company), in the amount of $500,000 of the First Closing Proceeds, less (i) $25,000, such amount representing payment of certain expenses and (ii) $250,000, which represents an amount to be reserved in the Escrow Account for use by the Company upon certain contingencies. Such reserved amount shall be released by the Escrow Agent to the Company upon the earlier to occur of (i) any contingency which the parties mutually agree would necessitate the release of such reserved funds to the Company or (ii) the date on which a registration statement to be filed by the Company in connection with the resale by the Purchasers of shares of common stock underlying the Debentures is declared effective by the Securities and Exchange Commission. Upon the occurrence of a Second Closing, funds shall be released via wire transfer to the Company in the amount of $1,000,000, representing the Second Closing Proceeds;

         (b) For the First Closing only, release funds via wire transfer to Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), counsel for the Purchasers (pursuant to wire instructions provided to the Escrow Agent by Robinson Silverman), in the amount of $25,000.00 (such amount representing the Purchasers' expense allocation).

     6. WAIVER OF RIGHTS TO PROCEEDS. The Escrow Agent waives all rights in and claims of any sort against the subscription proceeds, including but not limited to any liens, statutory or otherwise, or right of set-off.

     7. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by facsimile, with an original by overnight courier, and addressed as follows:





                                        Convertible Debenture Purchase Agreement
     if to the Company, to:

          DeMarco Energy Systems of America, Inc.
          12885 Hwy 183, STE 108-A
          Austin, Texas 78750
          Facsimile No.: (512) 335-6380
          Attn:  Chief Financial Officer

     if to the Purchasers, to:

          AJW Partners, LLC
          155 First Street, Suite B
          Mineola, New York 11501
          Facsimile No.: (516) 739-7115
          Attn: Corey S. Ribotsky

               and

          New Millennium Capital Partners II, LLC
          155 First Street, Suite B
          Mineola, New York 11501
          Facsimile No.: (516) 739-7115
          Attn: Glenn A. Arbeitman


     if to the Escrow Agent, to:

          Owen J. Naccarato, Esq.
          19600 Fairchild, Suite 260
          Irvine, CA 92612
          Facsimile No.: (949) 851-9261
          Attn: Owen J. Naccarato, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Notice by facsimile shall be deemed received upon confirmation of transmission.

     8. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and the Purchasers that:

        (a) The Escrow Agent shall not be under any duty to give the funds it receives hereunder any greater degree of care than it gives its own similar property and shall not be liable, except for its own gross negligence and reckless or willful misconduct.

        (b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder believed by it in good faith to be genuine without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        (c) The Escrow Agent will act in good faith and in the exercise of its own best judgment in carrying out its duties hereunder.

        (d) The Escrow Agent at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Purchasers and the Company. The Escrow Agent at any time may resign by giving written notice to such effect to the Purchasers and the Company. Upon any such termination or resignation, the Escrow Agent shall deliver any and all property in escrow at that time to a successor escrow agent designated by the Purchasers and the Company in



                                        Convertible Debenture Purchase Agreement
writing, whereupon the Escrow Agent shall be discharged of any and all further obligations arising in connection with this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

        (e) In the event that there shall be any reasonable uncertainty on the part of the Escrow Agent as to the meaning or applicability of any of the provisions hereof, the Escrow Agent's duties, rights or responsibilities hereunder or any written instructions received by the Escrow Agent pursuant hereto, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Account so long as such dispute or conflict shall continue. Escrow Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or (ii) settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent. In addition, the Escrow Agent shall be entitled, in its sole discretion, at any time thereafter, to deposit the funds then being held by it in escrow into any court having appropriate jurisdiction, and upon making such deposit, the Escrow Agent shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Escrow Amount or any portion thereof so deposited.

     9. MISCELLANEOUS.

        (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without reference to its rules as to conflicts of law).

        (b) This Agreement may only be modified by a writing signed by all of the parties hereto. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

        (c) The paragraph headings herein are for convenience only and shall not affect the construction, or be deemed to embellish, add to, modify, or qualify the meaning of the contents hereof.

        (d) This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute one and the same instrument. Executed signature pages of each such counterpart may be affixed to a single copy of this Agreement and together constitute an original.

        (e) Facsimile signatures shall be binding on the parties hereto.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                              DEMARCO ENERGY SYSTEMS OF AMERICA, INC.


                              By:
                                 -------------------------------------
                                 Name:
                                 Title:


                              AJW PARTNERS, LLC
                              By: SMS Group, LLC


                              By:
                                 -------------------------------------
                                 Name: Corey S. Ribotsky
                                 Title:



                                        Convertible Debenture Purchase Agreement

                              NEW MILLENNIUM CAPITAL PARTNERS II, LLC
                              By: First Street Manager II, LLC


                              By:
                                 -------------------------------------
                                 Name: Glenn A. Arbeitman
                                 Title:



                              By:
                                 -------------------------------------
                                 Name: Owen Naccarato
                                 Title: Escrow Agent





                                        Convertible Debenture Purchase Agreement

                         ESCROW AGREEMENT - ATTACHMENT A



CLOSING DOCUMENTS

Item
Reference    Document Name                                   Required Signatures
---------    -------------                                   -------------------
A.           Debenture Purchase Agreement                    Company, Purchasers
B.           Registration Rights Agreement                   Company, Purchasers
C.           Security Agreement                              Company, Purchasers
D.           IP Security Agreement                           Company, Purchasers
E.           Convertible Debenture                           Company





                                        Convertible Debenture Purchase Agreement

ESCROW AGREEMENT - ATTACHMENT B



FORM OF ESCROW INSTRUCTION LETTER




Owen J. Naccarato, Esq.
19600 Fairchild, Suite 260
Irvine, CA 92612


     Re: Demarco Energy Systems - Escrow Account #'s 470 000 1852 & 470 000 1860

Dear Mr. Naccarato:

     Pursuant to the escrow agreement (the "Agreement") dated as of September 26, 2000 by and among Demarco Energy Systems, Inc., the Purchasers and the Owen Naccarato, Esq., you are hereby instructed to break escrow and release funds. Thank you for your assistance.

Sincerely,



AJW PARTNERS, LLC
By: SMS Group, LLC


By:
   -------------------------------
   Name: Corey S. Ribotsky
   Title:


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC


By:
   -------------------------------
   Name: Glenn A. Arbeitman
   Title:


                                        Convertible Debenture Purchase Agreement

ATTACHMENT C

WIRE TRANSFER INSTRUCTIONS
OWEN NACCARATO, ESQ.

FOR: AJW PARTNERS, LLC


Account Name:     Owen Naccarato Attorney Fund Account I

Account Number:   470 000 1852

Bank Name:        Union Bank of California
                  The Private Bank- Newport Beach
                  Irvine, CA 92612

ABA Number:       122 000 496


                                        Convertible Debenture Purchase Agreement

ATTACHMENT D

WIRE TRANSFER INSTRUCTIONS
OWEN NACCARATO, ESQ.


FOR: NEW MILLENIUM CAPITAL PARTNERS II, LLC


Account Name:       Owen Naccarato Attorney Fund Account II

Account Number:     470 000 1860

Bank Name:          Union Bank of California
                    The Private Bank- Newport Beach
                    Irvine, CA 92612

ABA Number:         122 000 496





                                        Convertible Debenture Purchase Agreement